EXHIBIT 99.1

Venodol Roll-on, Spotlight Innovation's New Analgesic Product, Now Available at Amazon.com

Venodol® is a Non-opioid, Non-addictive, Over-the-Counter Alternative to Opioids and NSAIDs for the Treatment of Chronic Pain

URBANDALE, Iowa, January 11, 2018 -- Spotlight Innovation Inc. (OTCQB: STLT), a pharmaceutical company targeting rare, emerging and neglected diseases, today announced that Company subsidiary Caretta Therapeutics’ new over-the-counter chronic pain relief product, Venodol Roll-on, is now available for purchase at Amazon.com.

“We are pleased to offer Venodol Roll-on to Amazon’s loyal customers,” said John Krohn, Spotlight Innovation’s President and Chief Executive Officer. “We believe that Venodol can provide significant relief for chronic pain, without the fear of forming an addiction. The product’s availability at Amazon.com will increase awareness and provide access for the many consumers who may benefit from Venodol’s pain-relieving qualities.”

Visit Amazon.com to purchase Venodol Roll-on:

http://www.amazon.com/dp/B07896N2GM

About Venodol

Venodol is a homeopathic, non-opioid, non-addictive, non-steroidal analgesic that does not contain other non-steroidal anti-inflammatory drugs (NSAIDs) such as aspirin, naproxen sodium or ibuprofen, and it does not contain acetaminophen. Venodol’s active ingredient, cobra venom, is listed as an analgesic in the Homeopathic Pharmacopoeia of the United States (HPUS). The topical roll-on format of Venodol is the first to be introduced to the market. Venodol Roll-on is formulated to provide long-lasting relief from chronic pain associated with inflammation, including joint pain, tendinitis, arthritis (excluding osteoarthritis), and body aches. In the coming months Caretta Therapeutics plans to introduce additional Venodol product formats. Venodol Roll-on is also available for purchase online at venodol.com.

About Caretta Therapeutics, LLC

Caretta Therapeutics, LLC, develops and markets over-the-counter (OTC) analgesic products formulated to provide relief from chronic pain associated with inflammation. Caretta Therapeutics is a subsidiary of Spotlight Innovation Inc.

About Spotlight Innovation Inc.

Spotlight Innovation Inc. (OTCQB: STLT) acquires and develops proprietary therapies to address unmet medical needs, with an emphasis on rare, emerging and neglected diseases. The Company identifies in-licensing opportunities and manages product development through partnerships with universities, medical schools, contract research organizations (CROs), and contract manufacturing organizations (CMOs). At the appropriate stage of research and development the Company will endeavor to pursue product commercialization opportunities including, but not limited to, out-licensing and strategic partnerships with industry leaders. For more information, visit www.spotlightinnovation.com or www.twitter.com/spotlightinno.

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Forward-Looking Statements

Statements in this press release that are not purely historical are forward-looking statements. Forward-looking statements herein include statements regarding Spotlight Innovation’s efforts to develop and commercialize Venodol and related products, to achieve its stated benchmarks, and the effects of Venodol. Actual outcomes and actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as: the inability to finance the planned development of Venodol and related products; the inability to hire appropriate staff to develop Venodol and related products; unforeseen technical difficulties in developing Venodol and related products; competitors’ therapies proving to be more effective, cheaper or otherwise more preferable; the inability to market a product; or, failure by customers to achieve the desired effects of Venodol and related products. All of which could, among other things, delay or prevent product release, as well as other factors expressed from time to time in Spotlight Innovation’s periodic filings with the Securities and Exchange Commission (SEC). As a result, this press release should be read in conjunction with Spotlight Innovation’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release and Spotlight Innovation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Spotlight Innovation Inc.

Press Contact

Rene Erickson

Spotlight Innovation Inc.

(515) 274-9087

corpcomm@spotlightinnovation.com

Investor Contact

Stephanie Prince

PCG Advisory Group

(646) 762-4518

sprince@pcgadvisory.com

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